UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2015

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana Street, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Enterprise Products Partners L.P. (the "Partnership") announced on March 30, 2015 (i) that Michael A. Creel, then Chief Executive Officer of the Partnership's general partner (the "General Partner"), had indicated his intent to retire at the end of the 2015 calendar year and (ii) that the board of directors (the "Board") of the General Partner had elected A. James Teague to succeed Mr. Creel as Chief Executive Officer of the General Partner upon Mr. Creel's retirement.

On December 31, 2015, Mr. Creel's retirement became effective and Mr. Teague (who previously served as the General Partner's Chief Operating Officer) succeeded Mr. Creel as Chief Executive Officer of the General Partner.  In connection with his retirement, Mr. Creel also resigned from the Board effective as of December 31, 2015.

Mr. Teague (age 70) most recently served as Chief Operating Officer of the General Partner from September 2010 until December 2015 and has served as a director of the General Partner since July 2008.  Mr. Teague served as an Executive Vice President of the General Partner from November 1999 until February 2013.  In addition, he served as the General Partner's Chief Commercial Officer from July 2008 until September 2010.  Mr. Teague joined the Partnership in connection with its purchase of certain midstream energy assets from affiliates of Shell Oil Company in 1999. From 1998 to 1999, Mr. Teague served as President of Tejas Natural Gas Liquids, LLC, then an affiliate of Shell. From 1997 to 1998, he was President of Marketing and Trading for MAPCO Inc.

Effective as of December 31, 2015, in connection with Mr. Creel's retirement, Mr. Creel and Enterprise Products Company ("EPCO") (Mr. Creel's employer and a privately owned affiliate of the General Partner), entered into a Retirement and Release Agreement, in which EPCO agreed that Mr. Creel's retirement shall constitute a "Qualifying Termination" under the terms of Mr. Creel's previously unvested restricted unit and phantom unit awards outstanding pursuant to EPCO's long-term incentive plans, such that those awards vested upon his retirement. As consideration, Mr. Creel agreed, among other things, (i) not to disclose confidential information or trade secrets of EPCO or its affiliates (including the Partnership), (ii) not to solicit any employees or customers of EPCO or its affiliates or engage in competition with EPCO or its affiliates, in each case for a period of twenty-four months following December 31, 2015, and (iii) to waive his right to bring certain claims against EPCO or its affiliates.

Item 8.01.	Other Events.

Management Distribution Recommendations for 2016

On January 4, 2016, the Partnership issued a press release (the "Recommendation Press Release") announcing that its management plans to recommend to the Board distributions totaling $1.61 per unit with respect to 2016, which, if approved by the Board, would represent a 5.2 percent increase compared to a total of $1.53 per unit of distributions declared with respect to 2015.  The Partnership also announced that affiliates of the General Partner have indicated their intention to purchase a total of $200 million of Partnership common units during the first quarter of 2016 through the Partnership's distribution reinvestment plan and/or the Partnership's at-the-market ("ATM") equity issuance program.

A copy of the Recommendation Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Recommendation Press Release contains statements intended as "forward-looking statements" that are subject to the cautionary statements about forward-looking statements set forth in the Recommendation Press Release.

Purchase of Partnership Common Units by Affiliates of General Partner

On January 4, 2016, privately owned affiliates of the General Partner agreed to purchase a total of 3,830,256 common units representing limited partner interests in the Partnership for approximately $100 million, or $26.11 per unit. The offer and sale of securities in connection with the purchase were made by means of a prospectus and related prospectus supplement, which are part of an effective registration statement (File No. 333-205417) filed with the Securities and Exchange Commission relating to the Partnership's ATM equity issuance program.

On January 4, 2016, the Partnership issued a press release (the "Purchase Press Release") announcing the transaction, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Press Release contains statements intended as "forward-looking statements" that are subject to the cautionary statements about forward-looking statements set forth in the Purchase Press Release.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Recommendation Press Release, dated January 4, 2016.
99.2	Purchase Press Release, dated January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	Enterprise Products Holdings LLC, its General Partner

Date: January 4, 2016		By:	/s/ Michael J. Knesek
		Name:	Michael J. Knesek
		Title:	Senior Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Recommendation Press Release, dated January 4, 2016.
99.2	Purchase Press Release, dated January 4, 2016.